Exhibit 99.1

Pinnacle Airlines Reports Third Quarter 2007 Financial Results

MEMPHIS, TN – November 1, 2007 – Pinnacle Airlines Corp. (NASDAQ: PNCL) (“the “Company”) today reported third quarter 2007 net income and fully diluted earnings per share (“EPS”) of $10.9 million and $0.48, respectively.  The Company’s net income and EPS were $13.6 million and $0.62, respectively, for the third quarter of 2006, excluding nonrecurring items.  The 2007 financial results reflect the contractual changes in the airline services agreement (the “ASA”) between the Company’s wholly owned subsidiary, Pinnacle Airlines, Inc. (“Pinnacle”), and Northwest Airlines, Inc. (“Northwest”) that became effective January 1, 2007, as further discussed under “Third Quarter 2007 Financial and Operating Results.”

Third Quarter 2007 Significant Accomplishments

•
Pre-delivery Payment Financing Facilities:  The Company successfully completed short-term financing facilities of up to $80 million to finance pre-delivery payments related to the purchase of Q400 and CRJ900 aircraft.  These facilities will increase the Company’s liquidity for the rest of 2007 and 2008 as the Company’s operating subsidiaries transition into their new Q400 and CRJ-900 aircraft fleets.  The Company borrowed $35 million under these short-term facilities during September, increasing the September 30 balance of cash and short-term investments, and borrowed an additional $32.3 million in October 2007.  The Company will borrow the remaining $12.7 million as it is required to make additional pre-delivery payments to the aircraft manufacturer over the next several quarters.

•
Share Repurchase Program: The Company purchased an additional 0.5 million shares of its common stock during the quarter for $8.0 million, bringing the total shares purchased since implementing its share repurchase program to 2.0 million.  In total, the Company has returned approximately $35 million of capital to shareholders since May 2007 through its share repurchase program.  With the completion of its pre-delivery payment financing facilities, the Company plans to continue making share repurchases in the near-term for up to the additional $25 million authorization remaining under the Company’s share repurchase program.

•
Extension of 15 CRJ-200 Aircraft Return Date:  The Company agreed with Northwest to delay the start of the return of 15 CRJ-200 aircraft by two additional months, to November 2007.  This change will result in a slight increase in the Company’s capacity for the fourth quarter of 2007 and first quarter of 2008, allowing the Company to earn additional income under its ASA.  In addition, Northwest has agreed to pay the Company $1.5 million as additional compensation related to the amended transition period.

“As we begin to take delivery of our new aircraft in the fourth quarter, I want to congratulate our People for their recent accomplishments,” said Philip Trenary, President and Chief Executive Officer of Pinnacle Airlines Corp.  “Their outstanding performance contributes greatly to the confidence that our investors, lenders, and airline partners place in us.”

Third Quarter 2007 Financial and Operating Results

The Company’s Pinnacle subsidiary completed 112,378 block hours and 68,370 departures, increases of 8% and 7%, respectively, over the same period in 2006.  The primary reason was the addition of 15 CRJ-200 aircraft to Pinnacle’s operating fleet during the first quarter of 2007.  The Company’s Colgan Air, Inc. (“Colgan”) subsidiary completed 35,329 block hours and 30,049 departures during the third quarter.

The Company recorded operating revenue of $205.7 million, a decrease of $2.8 million, or 1%, over the same period in 2006.  Operating revenue was reduced by approximately $82.4 million for contractual changes in the ASA.   The increase in Pinnacle’s level of operations accounted for an increase in revenue of approximately $18.7 million.  The amortization of net deferred revenue associated with Pinnacle’s ASA also increased revenue by approximately $5.8 million.  The acquisition of Colgan increased the Company’s consolidated revenue by approximately $55.1 million.

Operating income and operating margin were $15.0 million and 7.3%, respectively.   The Company’s Pinnacle subsidiary achieved an operating margin of 10.4%, while Colgan recorded an operating margin of (1.1)%.  Consolidated operating income and operating margin for the third quarter of 2006 were approximately $22.0 million and 10.6%, respectively, excluding nonrecurring charges.  The decrease in the Company’s operating income was primarily attributable to contractual changes under the ASA that became effective January 1, 2007.  These contractual changes reduced operating income by approximately $11.1 million for the three months ended September 30, 2007.  The reduction in operating income from contractual ASA changes was offset by approximately $5.8 million of amortization of net deferred revenue associated with Pinnacle’s ASA.  This amortization is recorded as an increase in operating revenue in the Company’s consolidated statements of income.

Total nonoperating income for the third quarter was approximately $1.4 million, an increase of approximately $2.0 million as compared to the third quarter of 2006.  This is primarily attributable to a $1.8 million increase in interest income from our significantly larger short-term investment portfolio.  In addition, interest expense increased by $1.5 million, primarily due to the addition of Colgan’s interest expense.  This increase was offset by the $1.5 million of capitalized interest, primarily related to the acquisition of our Q400 and CRJ-900 aircraft, as discussed in Note 1 to our condensed consolidated financial statements.

Year-to-Date 2007 Financial and Operating Results

Pinnacle completed 329,601 block hours and 199,598 departures, increases of 6% and 6%, respectively, over the same period in 2006.  The Company’s Colgan subsidiary completed 94,433 block hours and 79,982 departures from the acquisition date of January 18, 2007 through the end of the third quarter.

For the nine months ended September 30, 2007, the Company recorded operating revenue of $586.3 million, a decrease of $33.8 million, or 5%, over the same period in 2006.  Operating revenue was reduced by approximately $242.0 million for contractual changes in the ASA.  The increase in Pinnacle’s level of operations accounted for an increase in revenue of approximately $51.5 million.  The amortization of net deferred revenue associated with Pinnacle’s ASA also increased revenue by approximately $10.8 million.  The acquisition of Colgan increased the Company’s consolidated revenue by approximately $142.9 million.

Operating income and operating margin were $42.7 million and 7.3%, respectively, year-to-date.  Year-to-date, Pinnacle achieved an operating margin of 9.5%, while Colgan recorded an operating margin of 0.4%.  Consolidated operating income and operating margin were approximately $65.7 million and 10.6%, respectively, excluding nonrecurring items, for the nine months ended September 30, 2006.  The contractual changes in the ASA reduced operating income by approximately $32.7 million for the nine months ended September 30, 2007.  The reduction in operating income from contractual ASA changes was offset by approximately $16.6 million of amortization of net deferred revenue associated with Pinnacle’s ASA.  This amortization is recorded as an increase in operating revenue in the Company’s consolidated statements of income.

Net income and EPS for the nine months ended September 30, 2007 were $27.9 million and $1.17, respectively.  Excluding nonrecurring items related to a $4.1 million loss on the Company’s Northwest claim sale and a decrease in Saab return condition accruals of approximately $1.0 million, net income and EPS were $29.9 million and $1.25, respectively, for the nine months ended September 30, 2007.  Excluding nonrecurring items, net income and EPS for the first nine months  of 2006 were $40.5 million and $1.84, respectively.

Cash and Short-Term Investments

The Company ended the quarter with cash and short-term investments totaling $245.2 million.  The Company’s quarter-end cash balance was negatively impacted by the receipt of Pinnacle’s September 30 ASA payment totaling $21.4 million from Northwest on October 1, as September 30 fell on a weekend.  The Company’s balance of cash and short-term investments increased by approximately $2.0 million during the third quarter.

About Pinnacle Airlines Corp.

Pinnacle Airlines Corp., an airline holding company, is the parent company of Pinnacle Airlines, Inc. and Colgan Air, Inc.  Pinnacle Airlines, Inc. operates under the name Northwest Airlink and operates 139 Canadair Regional Jets in the United States and Canada.  Colgan Air, Inc. operates as Continental Connection, United Express and US Airways Express and  operates a fleet of 42 Saab 340 and 7 Beech 1900 turboprop regional aircraft.

Non-GAAP Disclosures

This release and certain tables accompanying this release include certain financial information not prepared in accordance with generally accepted accounting principles (“GAAP”), regarding operating income, operating margin, net income and EPS for the three and nine months ended September 30, 2007 and 2006 excluding the loss on sale of unsecured claim, increases and decreases in the provision for losses associated with the bankruptcy filings of Northwest and Mesaba and the nonrecurring charge related to the pilot post-retirement liability.  The Company believes that this information is useful to investors as it indicates more clearly the Company’s comparative year-to-year results. None of this information should be considered a substitute for any measures prepared in accordance with GAAP.  The Company has included its reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measures in the accompanying schedules.

Forward-Looking Statements

This press release contains various forward-looking statements that are based on management's beliefs, as well as assumptions made by and information currently available to management. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.  Such statements are subject to certain risks, uncertainties and assumptions, including those set forth in our filings with the Securities and Exchange Commission, which are available to investors at our website or online from the Commission.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove erroneous, actual results may vary materially from results that were anticipated or projected. The Company does not intend to update these forward-looking statements before its next required filing with the Securities and Exchange Commission.

For further information, please contact Joe Williams, at (901) 346-6162, or visit our website at www.pncl.com.

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Pinnacle Airlines Corp.
Condensed Consolidated Statements of Income (Unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,
	2007	2006
Operating revenues
Regional airline services	$199,023	$206,827
Other	6,707	1,673
Total operating revenues	205,730	208,500
Operating expenses
Salaries, wages and benefits	52,830	34,567
Aircraft maintenance, materials and repairs	22,396	8,691
Aircraft rentals	35,049	66,031
Aircraft fuel	10,856	28,041
Other rentals and landing fees	15,307	11,480
Ground handling services	24,520	21,663
Commissions and passenger related expense	7,120	900
Depreciation and amortization	2,449	1,003
Other	20,196	14,102
Provision for decreases in losses associated with bankruptcy filings of Northwest and Mesaba	-	(3,537)
Total operating expenses	190,723	182,941
Operating income	15,007	25,559
Operating income as a percentage of operating revenues	7.3%	12.3%
Nonoperating income (expense)
Interest income	2,521	640
Interest expense	(1,128)	(1,198)
Miscellaneous (expense) income, net	(11)	18
Total nonoperating income (expense)	1,382	(540)
Income before income taxes	16,389	25,019
Income tax expense	5,485	9,182
Net income	$10,904	$15,837

Basic earnings per share	$0.53	$0.72

Diluted earnings per share	$0.48	$0.72

Shares used in computing basic earnings per share	20,470	21,945
Shares used in computing diluted earnings per share	22,544	21,990

Pinnacle Airlines Corp.
Condensed Consolidated Statements of Income (Unaudited)
(in thousands, except per share data)

	Nine Months Ended September 30,
	2007	2006
Operating revenues
Regional airline services	$568,278	$614,643
Other	17,996	5,460
Total operating revenues	586,274	620,103
Operating expenses
Salaries, wages and benefits	150,392	104,587
Aircraft maintenance, materials and repairs	62,719	26,949
Aircraft rentals	103,997	198,093
Aircraft fuel	26,939	81,953
Other rentals and landing fees	44,359	33,954
Ground handling services	73,236	65,787
Commissions and passenger related expense	17,935	2,688
Depreciation and amortization	6,821	2,932
Other	58,270	38,749
Provision for decreases in losses associated with bankruptcy filings of Northwest and Mesaba	(1,048)	(2,172)
Total operating expenses	543,620	553,520
Operating income	42,654	66,583
Operating income as a percentage of operating revenues	7.3%	10.7%
Nonoperating income (expense)
Interest income	8,468	1,789
Interest expense	(6,109)	(4,150)
Loss on sale of unsecured claim	(4,144)	-
Miscellaneous income, net	325	69
Total nonoperating expense	(1,460)	(2,292)
Income before income taxes	41,194	64,291
Income tax expense	13,263	23,267
Net income	$27,931	$41,024

Basic earnings per share	$1.31	$1.87

Diluted earnings per share	$1.17	$1.87

Shares used in computing basic earnings per share	21,398	21,945
Shares used in computing diluted earnings per share	23,863	21,981

Pinnacle Airlines Corp.
Condensed Consolidated Balance Sheets
(in thousands, except share data)
	September 30,	December 31,
	2007	2006
Assets	(Unaudited)
Current assets
Cash and cash equivalents	$5,867	$705
Short-term investments	239,300	72,700
Receivables	58,383	100,925
Spare parts and supplies, net	14,976	8,061
Prepaid expenses and other assets	16,229	15,003
Deferred income taxes	12,006	-
Total current assets	346,761	197,394
Property and equipment
Flight equipment	88,696	38,436
Aircraft pre-delivery payments	70,400	-
Other property and equipment	37,037	24,470
	196,133	62,906
Less accumulated depreciation	(26,151)	(21,921)
Net property and equipment	169,982	40,985
Deferred income taxes	72,265	-
Other assets, primarily aircraft deposits	32,028	31,240
Goodwill, net	28,027	18,422
Intangible assets, net	17,510	13,232
Total assets	$666,573	$301,273

Liabilities and stockholders’ equity
Current liabilities
Current maturities of debt and capital leases	$11,874	$-
Pre-delivery payment facility	35,011	-
Bank line of credit	8,375	-
Accounts payable	30,638	18,201
Accrued expenses	67,265	26,190
Income taxes payable	24,187	16,658
Deferred income taxes	-	6,815
Deferred revenue	24,549	-
Other current liabilities	20,303	5,980
Total current liabilities	222,202	73,844
Senior convertible notes	121,000	121,000
Long-term debt, net of current maturities	11,068	-
Capital leases, net of current maturities	3,941	-
Deferred income taxes	-	7,112
Deferred revenue, net of current portion	214,594	-
Other liabilities	1,813	2,296
Commitments and contingencies
Stockholders’ equity	.
Preferred stock, par value $0.01 per share; 1,000,000 shares authorized, no shares issued	-	-
Series A preferred share, stated value $100 per share; one share authorized and issued	-	-
Series common stock, par value $0.01 per share; 5,000,000 shares authorized; no shares issued	-	-
Common stock, $0.01 par value; 40,000,000 shares authorized; 22,402,333 and 22,080,585 shares issued	224	221
Treasury stock, at cost, 1,958,032 shares	(35,207)	-
Additional paid-in capital	88,859	86,152
Retained earnings	38,079	10,648
Total stockholders’ equity	91,955	97,021
Total liabilities and stockholders’ equity	$666,573	$301,273

Pinnacle Airlines Corp.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2007	2006

Cash provided by operating activities	$277,022	$2,590
Cash used in investing activities	(257,840)	(15,827)
Cash used in financing activities	(14,020)	(17,000)
Net change in cash and cash equivalents	5,162	(30,237)
Cash and cash equivalents at beginning of period	705	31,567
Cash and cash equivalents at end of period	$5,867	$1,330

Pinnacle Airlines Corp.
Reconciliation of Non-GAAP Disclosures (Unaudited)

	Three Months Ended September 30,
	2007	2006	% Increase (Decrease)
	(in thousands, except per share data)
Operating Income:
Operating income in accordance with GAAP	$15,007	$25,559	(41)%
Add: Provision for decreases in losses associated with bankruptcy filings of Northwest and Mesaba	-	(3,537)	100%
Non-GAAP operating income	$15,007	$22,022	(32)%

Operating Margin:
Operating margin in accordance with GAAP	7.3%	12.3%	(5.0) pts.
Add: Provision for decreases in losses associated with bankruptcy filings of Northwest and Mesaba	-	(1.7%)	1.7 pts.
Non-GAAP operating margin	7.3%	10.6%	(3.3) pts.

Net Income:
Net income in accordance with GAAP	$10,904	$15,837	(31)%
Add: Provision for decreases in lossesassociated with bankruptcy filings ofNorthwestand Mesaba, net of related tax	-	(2,227)	100%
Non-GAAP net income	$10,904	$13,610	(20)%

Diluted EPS:
Diluted EPS in accordance with GAAP	$0.48	$0.72	(33)%
Add: Provision for decreases in lossesassociated with bankruptcy filings ofNorthwestand Mesaba, net of related tax	-	(0.10)	100%
Non-GAAP diluted EPS	$0.48	$0.62	(23)%

Pinnacle Airlines Corp.
Reconciliation of Non-GAAP Disclosures (Unaudited)

	Nine Months Ended September 30,
	2007	2006	% Increase (Decrease)
	(in thousands, except per share data)
Operating Income:
Operating income in accordance with GAAP	$42,654	$66,583	(36)%
Add: Pilot post-retirement liability	-	1,300	(100)%
Add: Provision for decreases in losses associated with bankruptcy filings of Northwest and Mesaba	(1,048)	(2,172)	(52)%
Non-GAAP operating income	$41,606	$65,711	(37)%

Operating Margin:
Operating margin in accordance with GAAP	7.3%	10.7%	(3.4) pts.
Add: Pilot post-retirement liability	-	0.2%	(0.2) pts.
Add: Provision for decreases in losses associated with bankruptcy filings of Northwest and Mesaba	(0.2)%	(0.3)%	0.1 pts.
Non-GAAP operating margin	7.1%	10.6%	(3.5) pts.

Net Income:
Net income in accordance with GAAP	$27,931	$41,024	(32)%
Add: Loss on sale of unsecured claim, net of related tax	2,627	-	100%
Add: Provision for decreases in lossesassociated with bankruptcy filings ofNorthwestand Mesaba, net of related tax	(664)	(1,366)	51%
Add: Pilot post-retirement liability, net of related tax	-	830	(100)%
Non-GAAP net income	$29,894	$40,488	(26)%

Diluted EPS:
Diluted EPS in accordance with GAAP	$1.17	$1.87	(37)%
Add: Loss on sale of unsecured claim, net of related tax	0.11	-	100%
Add: Provision for decreases in lossesassociated with bankruptcy filings ofNorthwestand Mesaba, net of related tax	(0.03)	(0.07)	57%
Add: Pilot post-retirement liability, net of related tax	-	0.04	(100)%
Non-GAAP diluted EPS	$1.25	$1.84	(32)%

Pinnacle Airlines Corp.
Operating Statistics (Unaudited)

	CRJ			Turboprop
	Three Months Ended September 30,			Three Months Ended September 30,
	2007	2006	Change	2007
Other Data:
Revenue passengers (in thousands)	2,636	2,330	13%	425
Revenue passenger miles (in thousands) (1)	1,230,775	1,110,898	11%	78,475
Available seat miles (in thousands)	1,562,621	1,459,943	7%	164,907
Passenger load factor (2)	78.8%	76.1%	2.7 pts	47.6%
Operating revenue per available seat mile (in cents)	9.64	14.28	(32)%	33.44
Operating cost per available seat mile (in cents)	8.64	12.53	(31)%	33.80
Operating revenue per block hour	$ 1,340	$1,996	(33)%	$ 1,561
Operating cost per block hour	$ 1,201	$1,752	(31)%	$ 1,578
Block hours	112,378	104,435	8%	35,329
Departures	68,370	63,713	7%	30,049
Average daily utilization (block hours)	8.77	9.15	(4)%	7.95
Average stage length (miles)	461	471	(2)%	185
Number of operating aircraft (end of period)	139	124	12%	49
	CRJ			Turboprop
	Nine Months Ended September 30,			Nine Months Ended September 30,
	2007	2006	Change	2007 (3)
Other Data:
Revenue passengers (in thousands)	7,477	6,685	12%	1,112
Revenue passenger miles (in thousands) (1)	3,471,275	3,193,715	9%	206,046
Available seat miles (in thousands)	4,528,179	4,173,150	9%	443,782
Passenger load factor (2)	76.7%	76.5%	0.2 pts	46.4%
Operating revenue per available seat mile (in cents)	9.79	14.86	(34)%	32.20
Operating cost per available seat mile (in cents)	8.86	13.26	(33)%	32.07
Operating revenue per block hour	$1,347	$1,997	(33)%	$ 1,513
Operating cost per block hour	$ 1,219	$1,783	(32)%	$ 1,507
Block hours	329,201	310,503	6%	94,433
Departures	199,598	188,031	6%	79,982
Average daily utilization (block hours)	8.79	9.17	(4)%	7.36
Average stage length (miles)	460	471	(2)%	184
Number of operating aircraft (end of period)	139	124	12%	49
(1) Revenue passenger miles represents the number of miles flown by revenue passengers.
(2) Passenger load factor equals revenue passenger miles divided by available seat miles.
(3) The Company purchased Colgan on January 18, 2007, as discussed in Note 2 to our condensed consolidated financial statements.  The “nine months ended” for turboprops implies the period from the date of purchase of
Colgan through September 30, 2007.  We did not operate turboprops during 2006.

The Company had 5,402 employees as of September 30, 2007, an increase of 52% over the 3,554 employees as of September 30, 2006.